UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2015

 CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 6, 2015, Cincinnati Bell Inc. (the “Company”) and certain subsidiaries of the Company, as guarantors, entered into an Incremental Assumption Agreement (the “Incremental Assumption Agreement”) with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Incremental Revolving Lenders”), to the Company’s existing Credit Agreement, dated as of November 20, 2012 (as amended or modified from time to time, the “Credit Agreement”), among the Company, the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

Pursuant to the Incremental Assumption Agreement and upon the effectiveness thereof, the Company will obtain additional revolving commitments under the Credit Agreement from the Incremental Revolving Lenders in an aggregate principal amount of $50,000,000.  The effectiveness of the Incremental Assumption Agreement is subject to the consummation of the OP Units Sale (as defined below), the effectiveness of a $25,000,000 reduction of the revolving commitments under the Credit Agreement (as in effect prior to the effectiveness of the Incremental Assumption Agreement) and customary closing conditions.

Upon the effectiveness of the Incremental Assumption Agreement and after giving effect to the reduction in the revolving commitments under the Credit Agreement described above, the aggregate total revolving commitments under the Credit Agreement will be equal to $175,000,000.

The above description is only a summary of certain provisions of the Incremental Assumption Agreement and is qualified in its entirety by reference to the provisions of the Incremental Assumption Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01 – OTHER EVENTS

Sale of CyrusOne LP Operating Partnership Units

On April 7, 2015, the Company issued a press release announcing that it has consummated the sale to CyrusOne Inc. (“CyrusOne”) of 14,260,000 operating partnership units (including 1,860,000 operating partnership units sold because the underwriters exercised their option described below) in CyrusOne’s operating partnership, CyrusOne LP, for $29.8752 per operating partnership unit (the “OP Units Sale”). CyrusOne announced today it had closed the public offering of 14,260,000 shares of its common stock, which included 1,860,000 shares of common stock sold pursuant to the option granted to the underwriters by CyrusOne, the net proceeds of which were used to acquire operating partnership units from two subsidiaries of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

Notice of Redemption of 2018 Senior Subordinated Notes

On April 7, 2015, the Company delivered a notice to The Bank of New York Mellon, as trustee (the “Trustee”) under the Indenture dated as of March 15, 2010 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and the Trustee, governing the Company’s 8¾% Senior Subordinated Notes due 2018 (the “Notes”), notifying the Trustee of its election to redeem (the “Redemption”) on May 7, 2015 (the “Redemption Date”) all of the outstanding Notes equal to an aggregate principal amount of $300,000,000, at a redemption price of 102.188% of the principal amount of the Notes to be redeemed together with accrued and unpaid interest on such Notes to the Redemption Date and instructing the Trustee to provide notice of the Redemption to holders of the Notes.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1
Incremental Assumption Agreement, dated April 6, 2015, among Cincinnati Bell Inc., an Ohio corporation, the subsidiary guarantors of the Company party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release dated April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: April 7, 2015	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Incremental Assumption Agreement, dated April 6, 2015, among Cincinnati Bell Inc., an Ohio corporation, the subsidiary guarantors of the Company party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release dated April 7, 2015.